Exhibit 10.1

SECOND AMENDMENT AND CONSENT TO CREDIT AND SECURITY AGREEMENT

    This Second Amendment and Consent to Credit and Security Agreement (this “Amendment”) is dated as of August 6, 2019 by and among MICRON PRODUCTS INC., a Massachusetts corporation ("Borrower"), MICRON SOLUTIONS, INC. a Delaware corporation (“Guarantor”, Borrower and Guarantor, each an “Obligor” and collectively,  “Obligors”), and ROCKLAND TRUST COMPANY, a Massachusetts trust company ("Lender").

RECITALS

A.    Borrower and Lender are parties to that certain Credit and Security Agreement dated as of December 29, 2017, as amended by a First Amendment and Waiver to Credit and Security Agreement dated as of March 7, 2019 (the "Credit Agreement"), and Guarantor has guaranteed the obligations of Borrower thereunder and relating thereto.

B.    Obligors have disclosed that (i) Guarantor incurred $500,000 in Indebtedness in breach of Section 5.6 of the Credit Agreement, and (ii) Borrower has breached Section 4.3 of the Credit Agreement with respect to the Debt Service Coverage Ratio test for the fiscal quarter ending June 30, 2019.  Such breaches have resulted in Events of Default under Section 6.1(c) of the Credit Agreement (the "Existing Defaults").

C.    Obligors have requested that, notwithstanding the Existing Defaults, Lender agree to amend certain provisions of the Credit Agreement and continue to make Advances.

D.    Lender has agreed to so amend the Credit Agreement and to make Advance on the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Obligors hereby agree as follows:

1.    Capitalized Terms.  Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

2.    Amendments to Credit Agreement.

a.    The definition of “Permitted Indebtedness” in Schedule A of the Credit Agreement is amended in its entirety as follows:

“‘Permitted Indebtedness’ means (a) the Obligations, (b) the Indebtedness existing on the date hereof disclosed in each case along with extensions, refinancings, modifications, amendments and restatements thereof, provided that (i) the principal amount thereof is not increased, (ii) if such Indebtedness is subordinated to any or all of the Obligations, the applicable subordination terms shall not be modified without the prior written consent of Lender, and (iii) the terms thereof are not modified to impose more burdensome terms upon any Obligor, (c) obligations under Capitalized Leases and purchase money Indebtedness secured by Permitted Liens in an amount not to exceed $150,000 in the aggregate at any one time, (d) Indebtedness incurred as a result of endorsing negotiable instruments received in the ordinary course of business, (e) guaranty obligations permitted hereunder, (f) obligations in respect of performance bonds or sureties incurred in the ordinary course of business, (g) Indebtedness between and among Corporate Obligors, and (h) the Indebtedness of Parent not to exceed $500,000 in the aggregate under subordinated promissory notes dated on or before August 5, 2019 in form and substance satisfactory to Lender, provided such Indebtedness is subordinated to the Obligations on terms and conditions satisfactory to Lender pursuant to subordination agreements, in form and substance satisfactory to Lender, executed in favor of Lender by the holders of such Indebtedness.”

b.    Notwithstanding anything to the contrary contained in the Credit Agreement and as a result of the Existing Defaults, Lender may make Advances (without any obligation to do so) in its absolute and sole discretion.

3.    Consent to Sale of Certain Real Estate Collateral.  Notwithstanding anything contained in the Credit Agreement (including, without limitation, Section 5.2(e) thereof) or any other Loan Document, Lender hereby consents to Borrower’s sale of certain Real Estate Collateral described on Exhibit A attached hereto (the “Released

Real Estate Collateral”).  The Real Estate Collateral that is not the Released Real Estate Collateral is referred to herein as the “Remaining Real Estate Collateral”.

4.    Representations and Warranties.  Obligors represents and warrants to Lender that, except as set forth on Schedule I attached hereto, (a) all of the representations and warranties made in the Credit Agreement are true and accurate as of the date hereof as if made as of the date hereof (except as the same may relate to an earlier date), and (b) no Default or Event of Default exists.

5.    Conditions Precedent.    The effectiveness of this Amendment is subject to the satisfaction of the following:

a.    the execution and delivery of this Amendment by all parties hereto;

b.    receipt by Lender of a final settlement statement, executed by all parties thereto, showing the amount due to Borrower, as seller thereunder, representing Borrower’s proceeds from the sale of the Released Real Estate Collateral in an amount equal to $662,759.28 (the “Sales Proceeds”), and receipt by Lender from Borrower of the Sales Proceeds for application by Lender to Advances;

c.    receipt by Lender of evidence that Fidelity National Title Insurance Company (the “Title Company”) is unconditionally committed, subject only to the recording of the Declaration of Easements and the Deed (each as defined below), to issue an endorsement to its Title Policy No. 27307-213042491 (the “Title Policy”), in form and substance acceptable to Lender, insuring that the Remaining Real Estate Collateral has the benefit of easements created by that certain Declaration of Easements (the “Declaration of Easements”) to be recorded prior to the deed from Borrower conveying the Released Real Estate Collateral (the “Deed”); and

d.    receipt by the Lender from Obligors of such other documents reasonably requested by Lender.

6.    Additional Obligation of Borrower.  Within (a) ten (10) days following the date of this Agreement, Borrower shall deliver copies of the executed promissory note described in clause (h) of the definition of “Permitted Indebtedness”, along with the subordination agreement described therein, executed by the payees of such notes, and (b) sixty (60) days following the date of this Amendment, Borrower shall use commercially reasonable efforts, at Borrower’s sole cost and expense, to cause the Title Company to issue an endorsement to the Title Policy to add the parcel of land shown as Parcel VIII on a plan entitled “Plan of Land in Fitchburg, Massachusetts owned by: Micron Products, Inc.” which plan is dated July 26, 2018, and is recorded with the Worcester North District Registry of Deeds in Plan Book 517, Page 6, as part of the Land referred to in the Title Policy and amending Exhibit “A” attached to the Title Policy accordingly.  As used in this Section 6, “commercially reasonable efforts” shall include, but not be limited to, paying the cost for title examination required by the Title Company to issue such endorsement.

7.    Acknowledgements.  Each Obligor hereby acknowledges, ratifies, reaffirms, and agrees that the (a) Credit Agreement and the other Loan Documents are enforceable against the Obligors party thereto in accordance with their respective terms and applicable law, (b) the security interests granted to Lender thereunder in the Collateral are and will remain enforceable perfected first priority security interests which secure the payment and performance by Borrower of the Obligations, (c) the Existing Defaults have occurred and are continuing, and (d) no delay or inaction by Lender in the exercise of its rights and remedies under the Loan Documents shall (i) constitute a (x) modification or an alteration of the terms, conditions or covenants of the Loan Documents, all of which remain in full force and effect or (y) a waiver, release or limitation upon Lender's exercise of any of its rights and remedies thereunder or under applicable law, all of which are hereby expressly reserved or (ii) relieve or release Obligors in any way from any of their respective duties, obligations, covenants or agreements under the Loan Documents or from the consequences of the Existing Defaults, any other Events of Default or any Defaults, whether now existing or occurring after the date of this letter.

8.    Release.  Each Obligor hereby acknowledges and agrees that it has no defense, counterclaim, offset, cross-complaint, claim or demand of any kind of nature whatsoever that can be asserted to reduce or eliminate all or any part of its liability to repay the Obligations or to seek affirmative relief or damages of any kind or nature from Lender which are known to it as of the date hereof.  Borrower hereby voluntarily and knowingly releases and forever discharges Lender and each of its respective predecessors, agents, employees, affiliates, successors and assigns (collectively, the “Released Parties”) from all known claims, demands, actions, causes of action, damages, costs, expenses and liabilities whatsoever, anticipated or unanticipated, suspected or unsuspected, fixed, contingent or conditional, at law or in equity, in any case originating in whole or in part on or before the date this Amendment becomes effective that such Obligor may now or hereafter have against the Released Parties, if any, irrespective of whether any such claims arise out of contract, tort, violation of law or regulations, or otherwise, and that arise from any extension of credit made

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under the Credit Agreement, the exercise of any rights and remedies under the Credit Agreement or any other Loan Document, and/or the negotiation for and execution of this Amendment, including, without limitation, any contracting for, charging, taking, reserving, collecting or receiving interest in excess of the highest lawful rate applicable.

9.    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together constituting one and the same instrument.

10.    Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the Applicable State.

[Signature page follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as a sealed instrument as of the first date above written.

BORROWER:

MICRON PRODUCTS INC.

By:	/s/ Wayne Coll
Name: Wayne Coll
Title: Chief Financial Officer

GUARANTOR:

MICRON SOLUTIONS, INC.

By:	/s/ Wayne Coll
Name: Wayne Coll
Title: Chief Financial Officer

LENDER:

ROCKLAND TRUST COMPANY

By:	/s/ Thomas Meehan
Name: Thomas Meehan
Title: Vice President

Signature Page to Second Amendment and Consent to Credit and Security Agreement

Exhibit A

Description of Released Real Estate Collateral

FIRST PARCEL:

A certain parcel of land, with the buildings thereon, situated on the southerly side of Main Street in Fitchburg, Worcester County, Massachusetts, being shown as Parcel V on a plan entitled “Plan of Land in Fitchburg, Massachusetts owned by: Micron Products, Inc.” which plan is dated July 26, 2018, and is recorded with the Worcester North District Registry of Deeds in Plan Book 517, Page 6, and to which plan reference may be made for a more particular description.

Parcel V contains 10,186 square feet according to said plan.

SECOND PARCEL:

A certain parcel of land on southwesterly side of Summer Street and at land formerly of The Brown Bag Filling Machine now of Micron Products, Inc., being shown as Parcel VI on a plan entitled “Plan of Land in Fitchburg, Massachusetts owned by: Micron Products, Inc.” which plan is dated July 26, 2018, and is recorded with the Worcester North District Registry of Deeds in Plan Book 517, Page 6, and to which plan reference may be made for a more particular description.

Parcel VI contains 9,687 square feet according to said plan.

THIRD PARCEL:

A certain parcel of land, with the buildings thereon, situated on the southerly side of Summer Street in Fitchburg, Worcester County, Massachusetts, being shown as Parcel VII on a plan entitled “Plan of Land in Fitchburg, Massachusetts owned by: Micron Products, Inc.” which plan is dated July 26, 2018 and is recorded with the Worcester North District Registry of Deeds in Plan Book 517, Page 6, and to which plan reference may be made for a more particular description.

Parcel VII contains 5,062 square feet according to said plan.

Schedule I

Exceptions to Representations and Warranties.

    (i)    Section 3.9 on account of the Existing Defaults

Defaults and Events of Default.

    (i)    Existing Defaults